UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): July 28, 2014

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 28, 2014, the Board of Directors (“Board”) of Marathon Patent Group, Inc., a Nevada corporation (the “Company”), adopted an amendment (“Amendment”) to the Company’s Amended and Restated Bylaws (“Bylaws”). The Amendment provides that directors shall be divided into three (3) classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included within such groups as the Board of Directors shall designate. The first such class of directors will be elected for a term which expires in 2015. The second class will be elected for a term which expires in 2016. The third class will be elected to a term which expires in 2017. At each annual meeting of stockholders of the Company, beginning in 2015, successors to the class of directors whose term expires at the annual meeting in that year shall be elected for a three-year term.

The Board nominated and appointed the following persons to serve in each of the following, newly-constituted classes of directors: (i) William Rosellini and Edward Kovalik for election as Class I directors; (ii) Stuart Smith and John Stetson for election as Class II directors; and (iii) Doug Croxall for election as a Class III director.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Marathon Patent Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 31, 2014

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer